Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES

ESTIMATED FOURTH QUARTER 2024 RESULTS

JANUARY 2025 MONTHLY DIVIDEND AND

 DECEMBER 31, 2024 RMBS PORTFOLIO CHARACTERISTICS

●	January 2025 Monthly Dividend of $0.12 Per Share of Common Stock
●	Estimated Book Value Per Share as of December 31, 2024 of $8.09
●	Estimated GAAP net income of $0.07 per share for the quarter ended December 31, 2024, including an estimated $0.02 per share of net realized and unrealized gains on RMBS and derivative instruments
●	Estimated 0.6% total return on equity for the quarter ended December 31, 2024
●	Estimated book value, net income and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm
●	RMBS Portfolio Characteristics as of December 31, 2024
●	Next Dividend Announcement Expected February 12, 2025

Vero Beach, Fla., January 8, 2025 - Orchid Island Capital, Inc. (the “Company”) (NYSE: ORC) announced today that the Board of Directors of the Company declared a monthly cash dividend for the month of January 2025. The dividend of $0.12 per share will be paid February 27, 2025 to holders of record of the Company’s common stock on January 31, 2025, with an ex-dividend date of January 31, 2025. The Company plans on announcing its next common stock dividend on February 12, 2025.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of January 8, 2025, the Company had 84,613,638 shares of common stock outstanding. As of December 31, 2024, the Company had 82,622,464 shares of common stock outstanding. As of September 30, 2024, the Company had 78,082,645 shares of common stock outstanding.

Estimated December 31, 2024 Book Value Per Share

The Company’s estimated book value per share as of December 31, 2024 was $8.09.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At December 31, 2024, the Company's preliminary estimated total stockholders' equity was approximately $668.5 million with 82,622,464 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains on RMBS and Derivative Instruments

The Company estimates it generated net income per share of $0.07 for the quarter ended December 31, 2024, which includes an estimated $0.02 per share of net realized and unrealized gains on RMBS and derivative instruments. These amounts compare to total dividends declared during the quarter of $0.36 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended December 31, 2024 was 0.6%. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.05 per share, comprised of dividends per share of $0.36 and a decrease in book value per share of $0.31 from September 30, 2024.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of December 31, 2024 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended December 31, 2024, are subject to review by the Company’s independent registered public accounting firm:

●	RMBS Valuation Characteristics
●	RMBS Assets by Agency
●	Investment Company Act of 1940 (Whole Pool) Test Results
●	Repurchase Agreement Exposure by Counterparty
●	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

RMBS Valuation Characteristics
($ in thousands)
										Realized
									Realized	Oct-24 -
									Dec-24	Dec-24
					Net			Weighted	CPR	CPR
					Weighted			Average	(1-Month)	(3-Month)	Modeled Interest
	Current	Fair	% of	Current	Average			Maturity	(Reported	(Reported	Rate Sensitivity (1)
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Jan)	in Jan)	(-50 BPS)	(+50 BPS)
Fixed Rate RMBS
15yr 5.0 TBA	$50,000	$49,742	0.94%	99.48	5.00%	5.85%	6	170	n/a	n/a	$742	$(817)
15yr Total	50,000	49,742	0.94%	99.48	5.00%	5.85%	6	170	n/a	n/a	742	(817)
30yr 3.0	1,095,967	945,375	17.83%	86.26	3.00%	3.47%	45	308	6.2%	6.5%	29,549	(29,973)
30yr 3.5	175,770	158,324	2.99%	90.07	3.50%	4.04%	58	289	5.9%	6.6%	4,509	(4,559)
30yr 4.0	526,006	483,036	9.11%	91.83	4.00%	4.64%	71	282	5.7%	5.3%	12,738	(13,432)
30yr 4.5	305,898	289,216	5.45%	94.55	4.50%	5.44%	30	326	12.1%	8.5%	6,480	(6,971)
30yr 5.0	574,297	556,505	10.49%	96.90	5.00%	5.94%	25	330	4.9%	5.6%	11,855	(12,913)
30yr 5.5	397,698	395,367	7.46%	99.41	5.50%	6.45%	15	342	5.2%	3.9%	7,677	(8,617)
30yr 6.0	1,201,764	1,218,206	22.97%	101.37	6.00%	6.98%	12	343	8.8%	11.6%	19,254	(22,443)
30yr 6.5	841,820	866,182	16.33%	102.89	6.50%	7.43%	11	346	9.0%	17.3%	10,020	(12,404)
30yr 7.0	312,055	325,601	6.14%	104.34	7.00%	7.94%	14	339	21.1%	32.2%	3,015	(3,728)
30yr Total	5,431,275	5,237,812	98.77%	96.44	5.03%	5.84%	28	326	8.1%	10.6%	105,097	(115,040)
Total Pass-Through MBS	5,481,275	5,287,554	99.71%	96.47	5.03%	5.84%	28	325	8.1%	10.6%	105,839	(115,857)
Structured MBS
IO 20yr 4.0	6,998	643	0.01%	9.19	4.00%	4.57%	156	78	9.0%	9.3%	4	(3)
IO 30yr 3.0	2,599	366	0.01%	14.07	3.00%	3.64%	119	230	1.2%	9.8%	2	(2)
IO 30yr 4.0	71,388	13,342	0.25%	18.69	4.00%	4.60%	124	227	6.8%	6.6%	(130)	86
IO 30yr 4.5	3,125	604	0.01%	19.32	4.50%	4.99%	174	173	9.3%	7.5%	-	(1)
IO 30yr 5.0	1,675	353	0.01%	21.09	5.00%	5.37%	174	173	2.8%	9.3%	(2)	1
IO Total	85,785	15,308	0.29%	17.84	4.01%	4.60%	129	212	6.8%	7.0%	(126)	81
IIO 30yr 4.0	21,971	190	0.00%	0.86	0.00%	4.40%	87	261	0.4%	7.3%	97	(66)
Total Structured RMBS	107,756	15,498	0.29%	14.38	3.19%	4.56%	121	222	5.5%	7.0%	(29)	15

Total Mortgage Assets	$5,589,031	$5,303,052	100.00%		4.99%	5.81%	30	323	8.1%	10.5%	$105,810	$(115,842)

		Hedge	Modeled Interest
	Notional	Period	Rate Sensitivity (1)
Hedge	Balance	End	(-50 BPS)	(+50 BPS)
5-Year Treasury Future(2)	$(312,500)	Mar-25	$(6,370)	$6,174
10-Year Treasury Future(3)	$(93,500)	Mar-25	$(2,966)	$2,878
10-Year Ultra Treasury Future(4)	$(32,500)	Mar-25	$(1,429)	$1,362
Swaps	(3,516,800)	Jun-30	(83,890)	81,039
TBA	(200,000)	Jan-25	(5,786)	5,977
Hedge Total	$(4,155,300)		$(100,441)	$97,430
Rate Shock Grand Total			$5,369	$(18,412)

(1)

Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant SOFR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five-year Treasury futures contracts were valued at prices of $106.30 at December 31, 2024. The market value of the short position was $332.2 million.
(3)	Ten-year Treasury futures contracts were valued at prices of $108.75 at December 31, 2024. The market value of the short position was $101.7 million.
(4)	Ten-year Ultra futures contracts were valued at prices of $111.31 at December 31, 2024. The market value of the short position was $93.5 million.

RMBS Assets by Agency
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of December 31, 2024
Fannie Mae	$3,742,774	70.6%
Freddie Mac	1,560,278	29.4%
Total Mortgage Assets	$5,303,052	100.0%

Investment Company Act of 1940 Whole Pool Test
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of December 31, 2024
Non-Whole Pool Assets	$203,346	3.8%
Whole Pool Assets	5,099,706	96.2%
Total Mortgage Assets	$5,303,052	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of December 31, 2024	Borrowings	Debt	Rate	in Days	Maturity
Merrill Lynch, Pierce, Fenner & Smith	$360,113	7.2%	4.67%	21	1/21/2025
ABN AMRO Bank N.V.	335,584	6.7%	4.60%	17	1/17/2025
RBC Capital Markets, LLC	267,565	5.3%	4.68%	21	1/21/2025
Cantor Fitzgerald & Co	254,445	5.1%	4.74%	8	1/8/2025
DV Securities, LLC Repo	251,638	5.0%	4.63%	28	1/28/2025
MUFG Securities Canada, Ltd.	248,084	4.9%	4.62%	13	1/13/2025
Mitsubishi UFJ Securities (USA), Inc.	244,546	4.9%	4.66%	13	1/21/2025
J.P. Morgan Securities LLC	241,633	4.8%	4.77%	8	1/27/2025
Daiwa Securities America Inc.	232,972	4.6%	4.62%	23	1/23/2025
Goldman, Sachs & Co	232,011	4.6%	4.63%	27	1/27/2025
Wells Fargo Bank, N.A.	227,854	4.5%	4.76%	17	1/17/2025
Citigroup Global Markets Inc	226,627	4.5%	4.62%	27	1/27/2025
Marex Capital Markets Inc.	211,474	4.2%	4.62%	21	1/21/2025
ASL Capital Markets Inc.	210,826	4.2%	4.63%	24	2/12/2025
ING Financial Markets LLC	208,713	4.2%	4.63%	30	1/30/2025
The Bank of Nova Scotia	192,117	3.8%	4.66%	21	1/21/2025
Bank of Montreal	191,010	3.8%	4.60%	21	1/21/2025
South Street Securities, LLC	184,014	3.7%	4.71%	22	1/24/2025
Mirae Asset Securities (USA) Inc.	176,902	3.5%	4.76%	139	5/19/2025
Clear Street LLC	163,116	3.2%	4.54%	79	3/20/2025
StoneX Financial Inc.	151,169	3.0%	4.63%	17	1/17/2025
Banco Santander SA	90,417	1.8%	4.75%	17	1/17/2025
Nomura Securities International, Inc.	70,878	1.4%	4.64%	17	1/17/2025
Lucid Prime Fund, LLC	29,149	0.6%	4.70%	16	1/16/2025
Wells Fargo Securities, LLC	22,686	0.5%	4.88%	23	1/23/2025
Total Borrowings	$5,025,543	100.0%	4.66%	26	5/19/2025

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400